EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2006, with respect to the financial statements of HuntMountain Resources, included in its Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2006 which has been incorporated by reference in its entirety in this Registration Statement on Form S-8.

/s/ LeMaster & Daniels PLLC

LeMaster & Daniels PLLC

Spokane, Washington

Date July 7, 2006